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                                                                   EXHIBIT 99.1


FOR IMMEDIATE RELEASE

INVESTOR CONTACT:
Elizabeth Boland:  617-673-8000

MEDIA CONTACT:
Ilene Hoffer:      617-673-8000


                    BRIGHT HORIZONS FAMILY SOLUTIONS REPORTS
                        THIRD QUARTER FINANCIAL RESULTS

BOSTON, MA - (October 23, 2003) - Bright Horizons Family Solutions, Inc. (Nasdaq: BFAM) today announced financial results for the third quarter and nine months ended September 30, 2003.

Earnings per diluted share of $0.37 in the quarter ended September 30, 2003 increased 28% from $0.29 per diluted share for the quarter ended September 30, 2002. Revenue for the third quarter increased 12% to $118.1 million from $105.4 million for the same quarter last year. Net income for the third quarter of 2003 increased 35% to $5.0 million from $3.7 million in the third quarter of 2002.

Earnings per diluted share of $1.11 for the nine months ended September 30, 2003 increased 26% from $0.88 per diluted share for the nine months ended September 30, 2002. Revenue for the first nine months increased 16% to $347.5 million from $299.8 million for the same period last year. Net income for the first nine months of 2003 increased 29% to $14.7 million from $11.4 million in the first nine months of 2002.

"Our strong performance again this quarter reflects outstanding operational performance across the board," said David Lissy, Chief Executive Officer. "I'm proud of the way our team has executed consistently on our plan to achieve modest expansion of our margins while maintaining our high quality standards. All the while, we continue to grow our organization - adding new centers and investing in the people and systems that will allow us to build on our leadership position in our field."

Bright Horizons added nine new child care centers this quarter, including new centers for CIGNA, Memorial Sloan-Kettering Cancer Center and Saint Joseph Mercy Heath Systems of Michigan; in addition, the Company significantly expanded its relationship with Microsoft, providing both full service and back-up child care at a new location in Redmond, Washington. As previously announced, the Company added four new elementary schools in the suburban Detroit area through the acquisition of Brookfield Academy. At the end of the third quarter, the Company operated 487 early care and education centers, with the capacity to serve 57,500 children and families.

"I'm also very pleased to announce that we have acquired the contract to manage the Marin Day Schools network of high-quality child care centers." The MDS network is


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comprised of 20 child care programs in the San Francisco Bay area including a broad range of employers in the entertainment, high tech, health care and consumer products industries, as well as city and county offices. "We have had a great deal of respect for their team and their programs over the years," added Lissy. "Bright Horizons and MDS share a common mission and dedication to excellence, and we believe that our combined expertise puts us in a clear leadership position in providing high-quality early care and education to children, families and employers in Northern California."

Bright Horizons Family Solutions will host an investor conference call today at 4:30 pm ET. The public is invited to listen to the conference call by dialing 973-582-2706. Replays of the entire call will be available through Friday, November 7, 2003 at 973-341-3080, PIN# 4233450. The conference call will also be webcast and can be accessed through the Investor Relations section of the Bright Horizons Web site, www.brighthorizons.com. A copy of this press release is also available on the Web site.

                                      ####

Bright Horizons Family Solutions is the world's leading provider of employer-sponsored child care and early education, managing more than 487 early care and education centers in the United States, Europe, Canada and the Pacific Rim. Bright Horizons serves more than 400 clients, including 84 FORTUNE 500 companies and 50 of the "100 Best Companies for Working Mothers," as recognized by Working Mother magazine. Bright Horizons is one of FORTUNE magazine's "100 Best Companies to Work for in America."

This press release contains forward-looking statements, which involve a number of risks and uncertainties. Bright Horizons Family Solutions' actual results may vary significantly from the results anticipated in these forward-looking statements as a result of certain factors. These include the ability of the Company to 1) execute contracts relating to new commitments, 2) to enroll families in new as well as existing centers, and 3) to open new centers for clients who control construction, and the impact of government tax and fiscal policies on employers considering work-site child care, as well as other factors that are discussed in detail in the Company's filings with the Securities and Exchange Commission, including the "Risk Factors" section in the Company's Annual Report on Form 10-K for the year ended December 31, 2002.

                     BRIGHT HORIZONS FAMILY SOLUTIONS NOTES
                         Selected Financial Information
                                  (Unaudited)
                      (in thousands except per share data)


                                                                        Three months ended
                                                      ------------------------------------------------------------
                                                              9/30/2003                          9/30/2002
                                                      -------------------------          -------------------------

Revenue                                               $ 118,085           100.0%         $ 105,385           100.0%

Cost of services                                        100,178            84.8%            90,459            85.8%
                                                      ---------           -----          ---------           -----
Gross profit                                             17,907            15.2%            14,926            14.2%

Selling, general and administrative expenses              9,122             7.7%             8,527             8.1%
Amortization                                                 67             0.1%               102             0.1%
                                                      ---------           -----          ---------           -----

Income from operations                                    8,718             7.4%             6,297             6.0%

Net interest (expense) income                               (33)            0.0%                 1             0.0%
                                                      ---------           -----          ---------           -----

Income before income taxes                                8,685             7.4%             6,298             6.0%

Income tax provision                                     (3,640)           -3.1%            (2,549)           -2.4%
                                                      ---------           -----          ---------           -----

Net income                                            $   5,045             4.3%         $   3,749             3.6%
                                                      =========           =====          =========           =====

PER SHARE DATA:
Net income per share - basic                          $    0.39                          $    0.30
                                                      =========                          =========
Weighted average number of common
 shares outstanding                                      12,839                             12,421
                                                      =========                          =========

Net income per share - diluted                        $    0.37                          $    0.29
                                                      =========                          =========
Weighted average number of common
 and common equivalent shares                            13,524                             13,028
                                                      =========                          =========

SUPPLEMENTAL INFORMATION:

Earning before interest, taxes,                       $  11,457                          $   8,772
     depreciation and amortization (EBITDA)*

Reconciliation of net income to EBITDA:

Net income, as reported                               $   5,045                          $   3,749
Add back income tax provision                             3,640                              2,549
Less net interest expense/income                             33                                 (1)
                                                      ---------                          ---------
Income from operations                                    8,718                              6,297
Add back depreciation                                     2,672                              2,373
Add back amortization                                        67                                102
                                                      ---------                          ---------
Earning before interest, taxes,                       $  11,457                          $   8,772
     depreciation and amortization (EBITDA)

* EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.

                        BRIGHT HORIZONS FAMILY SOLUTIONS
                         Selected Financial Information
                                  (Unaudited)
                      (in thousands except per share data)


                                                                           Nine months ended
                                                      ------------------------------------------------------------
                                                              9/30/2003                          9/30/2002
                                                      -------------------------          -------------------------

Revenue                                               $ 347,539           100.0%         $ 299,815           100.0%

Cost of services                                        294,508            84.7%           255,763            85.3%
                                                      ---------           -----          ---------           -----
Gross profit                                             53,031            15.3%            44,052            14.7%

Selling, general and administrative expenses             27,572             7.9%            24,314             8.1%
Amortization                                                282             0.1%               285             0.1%
                                                      ---------           -----          ---------           -----

Income from operations                                   25,177             7.3%            19,453             6.5%

Net interest income                                          82             0.0%                36             0.0%
                                                      ---------           -----          ---------           -----

Income before income taxes                               25,259             7.3%            19,489             6.5%

Income tax provision                                    (10,559)           -3.1%            (8,063)           -2.7%
                                                      ---------           -----          ---------           -----

Net income                                            $  14,700             4.2%         $  11,426             3.8%
                                                      =========           =====          =========           =====

PER SHARE DATA:
Net income per share - basic                          $    1.16                          $    0.92
                                                      =========                          =========
Weighted average number of common
 shares outstanding                                      12,631                             12,368
                                                      =========                          =========

Net income per share - diluted                        $    1.11                          $    0.88
                                                      =========                          =========
Weighted average number of common
 and common equivalent shares                            13,261                             13,032
                                                      =========                          =========

SUPPLEMENTAL INFORMATION:

Earning before interest, taxes,                       $  33,194                          $  26,457
     depreciation and amortization (EBITDA)*

Reconciliation of net income to EBITDA:

Net income, as reported                               $  14,700                          $  11,426
Add back income tax provision                            10,559                              8,063
Less net interest income                                    (82)                               (36)
                                                      ---------                          ---------
Income from operations                                   25,177                             19,453
Add back depreciation                                     7,735                              6,719
Add back amortization                                       282                                285
                                                      ---------                          ---------
Earning before interest, taxes,                       $  33,194                          $  26,457
     depreciation and amortization (EBITDA)


* EBITDA is used as a financial performance indicator within the child care industry and is presented for informational purposes only. EBITDA is not a financial measure under generally accepted accounting principles and may be subject to varying methods of calculation and may not be comparable to other similarly titled measures by other companies.